Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation of our auditors’ report dated May 6, 2014 in the Comany’s Registration Statement on Form S-1 pertaining to the Company’s registration of shares of its common stock. We also consent to the reference to our firm under the caption “Experts” in the Form S-1.

/s/ Manning Elliott LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

November 25, 2014